UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2004

GRANT VENTURES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-50133	82-0490737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5792 South 900 East, Suite B, Salt Lake City, Utah 84121

(Address of Principal Executive Offices)         (Zip Code)

(801) 265-1405

(Registrant’s telephone number, including area code)

Item 1.            Changes in Control of Registrant.

Reference is made to the information provided in response to Item 2 below.

Item 2.            Acquisition or Disposition of Assets.

On July 30, 2004, Grant Ventures, Inc. (the “Company”, “we” or “us”) completed the merger contemplated by the merger agreement (the “Merger Agreement”), dated July 6, 2004, by and among the Company, Impact Diagnostics, Inc., a privately held Utah corporation (“Impact Diagnostics”), and Impact Acquisition Corporation (“Impact Acquisition”), a Utah corporation and wholly owned subsidiary of the Company.  Pursuant to the terms of the Merger Agreement, Impact Acquisition was merged into Impact Diagnostics (the “Merger”).  As a result of the Merger, Impact Diagnostics is now a wholly owned subsidiary of the Company and the Company now, indirectly through Impact Diagnostics, owns all of the assets of Impact Diagnostics.

Impact Diagnostics develops products to improve the efficiency of diagnosing cervical cancer, including a sensitive, reliable, non-invasive, point-of-care test, which is expected to cost less than other tests currently used.

At the effective time of the Merger, each issued and outstanding share of common stock of Impact Diagnostics (other than shares of common stock of Impact Diagnostics that were canceled in accordance with the Merger Agreement), par value $0.001 per share, was converted into the right to receive one (1) share of common stock of the Company, par value $0.001 per share.  As a result, all of the issued and outstanding shares of common stock of Impact Diagnostics (other than shares of common stock of Impact Diagnostics that were canceled in accordance with the Merger Agreement) were converted into the right to receive 35,060,720 shares of common stock of the Company.  In addition, each option to purchase one (1) share of common stock of Impact Diagnostics was converted into the right to receive an option to purchase one (1) share of common stock the Company.

In connection with the Merger, on July 30, 2004, we sold 1,144,414 units, at a purchase price of $0.9175 per unit ($0.1835 per share), resulting in gross proceeds to the Company of $1.05 million.  Each unit is comprised of five (5) shares of our common stock and a warrant to purchase one (1) share of our common stock at an exercise price of $0.18 per share.  The units were sold to individuals and institutional investors.  In connection with the financing, we issued to our financial advisor 2,670,000 warrants as part of its compensation for services rendered in connection with the Merger.  The securities sold in the financing were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  We agreed to file a registration statement with the Securities and Exchange Commission by September 28, 2004 to register the resale of the shares sold in the private financing.

As a result of the Merger and the related private financing:

•                                          The former holders of common stock, convertible notes, warrants and options to purchase common stock of Impact Diagnostics own approximately 68.9% of the shares of common stock of the Company (assuming exercise of all outstanding options and warrants and conversion of all outstanding notes),

•                                          The holders of common stock of the Company immediately prior to the Merger own approximately 9.5% of the shares of common stock of the Company (assuming exercise of all outstanding options and warrants and conversion of all outstanding notes), and

•                                          The investors who purchased units in the private financing and the financial advisor of Impact Diagnostics own approximately 15.1% of the common stock of the Company (assuming exercise of all outstanding options and warrants and conversion of all outstanding notes).

We may sell additional units, on substantially the same terms, as part of the private financing.  All stockholders will be diluted proportionally if additional units are sold. Certain share numbers and percentages differ slightly from those set forth in the press release attached as an exhibit to this filing, due to the inadvertant omission from the calculations in the press release of certain outstanding convertible notes.

Prior to the completion of the Merger, our Board of Directors amended our bylaws to increase the size of our Board of Directors to seven (7) directors.  Effective upon completion of the Merger, Stan Yakatan, Michael Ahlin, Jack Levine, Eric Wilkinson and Kevin Crow, nominees of Impact Diagnostics (the “Impact Nominees”), were appointed to the board of directors of the Company.  Immediately following the appointment of the Impact Nominees to the board of directors of the Company, Pete Wells and Geoff Williams, who were the directors of the Company immediately prior to the Merger, resigned from the Board of Directors.  Following the resignation of Messrs. Wells and Williams, our remaining directors appointed Dr. Mark Rosenfeld to our Board of Directors.  We expect that our Board will appoint a seventh director in the future.

Upon completion of the Merger, Stan Yakatan was appointed as Chief Executive Officer and President of the Company, John Wilson was appointed as Chief Financial Officer of the Company and Michael Ahlin and Dr. Mark Rosenfeld were appointed as Vice Presidents of the Company.  All held these positions with Impact Diagnostics prior to the Merger.  Effective upon completion of the Merger, Pete Wells and Geoff Williams resigned as President and Secretary, respectively, of the Company.

A copy of the Merger Agreement was filed as Exhibit 99.1 to the Company’s Form 8-K filed on July 7, 2004 and is incorporated herein by reference.

Item 4.            Changes in Registrant’s Certifying Accountant.

On August 2, 2004, the Company elected not to renew the engagement of HJ & Associates, LLC (“HJ”) as the independent accountant engaged to audit the financial statements of the Company.  HJ performed the audit of the Company’s financial statements for the fiscal years ended December 31, 2003 and December 31, 2002.  The audit reports of HJ on the financial statements for the Company’s fiscal years ended December 31, 2003 and December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were such reports modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2003 and December 31, 2002, and the subsequent interim period prior to the nonrenewal of HJ, there were no disagreements with HJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to HJ’s satisfaction, would have caused HJ to make reference to the subject matter of the disagreement in connection with its report, nor were there any “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission) involving HJ.

Effective on August 2, 2004, the Company engaged Tanner & Co. (“Tanner”) to audit the Company’s financial statements.  During the Company’s two most recent fiscal years, and the subsequent interim period prior to the appointment of Tanner, the Company has not consulted Tanner regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements nor has the Company consulted Tanner regarding any matter that was the subject of a disagreement or a reportable event.

The Board of Directors of the Company approved the change in accountants described herein.

The Company has provided HJ with a copy of the disclosure set forth in this Form 8-K.  The Company has requested HJ to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Form 8-K regarding HJ and, if not, stating the respects in which HJ does not agree.  A copy of such letter is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial Statements of Business Acquired.  See Exhibit 99.1 (audited financial statements of Impact Diagnostics, Inc. for the years ending December 31, 2003 and December 31, 2002, and unaudited financial statements of Impact Diagnostics, Inc. for the periods ending June 30, 2003 and June 30, 2002)

(b)                                 The Company intends to file the required pro forma financial information by amendment to this Form 8-K no later than 60 days after the date that this report must be filed.

(c)           Exhibits.

Exhibit Number	Description

99.1

Audited financial statements of Impact Diagnostics, Inc. for the years ending December 31, 2003 and December 31, 2002, and unaudited financial statements of Impact Diagnostics, Inc. for the periods ending June 30, 2003 and June 30, 2002.

99.2	Press Release dated August 2, 2004.

99.3	Letter dated August 6, 2004 from HJ & Associates to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANT VENTURES, INC.

Date: August 6, 2004	By:	/s/ Stan Yakatan
		Name:	Stan Yakatan
		Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1

Audited financial statements of Impact Diagnostics, Inc. for the years ending December 31, 2003 and December 31, 2002, and unaudited statements of income and cash flows of Impact Diagnostics, Inc. for the periods ending June 30, 2003 and June 30, 2002.

99.2	Press Release dated August 2, 2004.

99.3	Letter dated August 6, 2004 from HJ & Associates to the Securities and Exchange Commission